DATE: February 14, 2008
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS CONFIRMS FOURTH QUARTER REVENUE OF $130.0 MILLION AND REPORTS SOLID OPERATING RESULTS
•	Fourth quarter sales of $130.0 million represent a 12.7 percent increase over 2006

•	Fourth quarter gross margin percentage expands to 78.7 percent

•	Fourth quarter operating results impacted by $7.5 million milestone payment on previous acquisition and $14.3 million charge related to resolution of litigation
MINNEAPOLIS, February 14, 2008 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported revenue of $130.0 million for the fourth quarter of 2007, a 12.7 percent increase over revenue of $115.4 million in the comparable quarter of 2006. Highlighting the quarter were very strong performances from the erectile restoration, male incontinence, and female incontinence businesses. The exceptional growth from these businesses was partially offset by the relatively lower growth rate from laser therapy revenues, which were $30.1 million, a 3.3 percent increase over a very strong 2006 fourth quarter.
2007 full year revenue of $463.9 million grew 29.5 percent over 2006 revenue of $358.3 million. Comparisons between years are impacted by the July 2006 acquisition of Laserscope. Laser therapy revenues were $111.4 million in 2007 and $47.6 million in 2006. Excluding laser therapy revenue, AMS base 2007 revenue was $352.6 million, a 13.5 percent increase over 2006 AMS base revenue of $310.8 million.
Ross Longhini, Interim Chief Executive Officer, noted, “2007 was a year of mixed results for the Company. We continue to be pleased by the strength of our base business, and the robust franchise we have built. Fourth quarter 2007 revenue for our base business grew 15.8 percent over the comparable period last year. However, 2007 also reflects the challenges of our first full year of integrating the Laserscope operations. Although we experienced lower than expected results from this new business, we remain confident in the GreenLight technology and market potential as we move forward into 2008.”
The Company reported a net loss from continuing operations for the fourth quarter of 2007 of $5.0 million, or $0.07 per share, compared to net income from continuing operations in the same period last year of $10.7 million, or $0.15 per share. 2007 fourth quarter net loss from continuing operations includes an in-process research and development (IPRD) charge of $7.5 million related to a milestone payment to BioControl Medical, Ltd., and $14.3 million in litigation related charges. 2006 fourth quarter net income from continuing operations included IPRD charges and certain tax items. Excluding these items in both quarters results in adjusted net income from continuing operations in the fourth quarter of 2007 of $13.1 million, or $0.18 per share, compared to adjusted net income from continuing operations in the fourth quarter of 2006 of $10.8 million, or $0.15 per share.

American Medical Systems
February 14, 2008

The Company reported net income from continuing operations for 2007 of $13.6 million, or $0.18 per share, compared to a net loss from continuing operations of $43.9 million, or $0.63 per share in 2006. The 2007 net income from continuing operations included the IPRD charge and litigation related costs noted above. The 2006 net loss from continuing operations included several non-recurring charges consisting of IPRD charges, commitment fees for bridge financing, and certain tax items. Excluding these items results in 2007 adjusted net income from continuing operations of $31.7 million, or $0.43 per share, compared to 2006 adjusted net income from continuing operations of $42.4 million, or $0.59 per share. Comparability between years is also impacted by Laserscope related financing expense and intangible amortization expense, as there was a full year of these expenses in 2007 compared to a partial year in 2006.
A reconciliation of reported net income (loss) from continuing operations to non-GAAP adjusted net income from continuing operations is presented below.
(Unaudited)
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net (loss) income from continuing operations, as reported	$(5.0)	$10.7	$13.6	$(43.9)

Adjustments to net (loss) income from continuing operations:
In-process research and development (a)	7.5	4.4	7.5	94.0
Litigation settlement (b)	14.3	—	14.3	—
Commitment fees on bridge financing (c)	—	—	—	7.0

Adjustments to net (loss) income from continuing operations	21.8	4.4	21.8	101.0
Tax effect of adjustments to net (loss) income from continuing operations and other tax items (d)	(3.7)	(4.3)	(3.7)	(14.7)

Total tax effected adjustments to net (loss) income from continuing operations	18.1	0.1	18.1	86.3

Net income from continuing operations, as adjusted	$13.1	$10.8	$31.7	$42.4

Net income from continuing operations, as adjusted per share
Basic	$0.18	$0.15	$0.44	$0.60
Diluted	$0.18	$0.15	$0.43	$0.59

Weighted average common shares used in calculation:
Basic	72,242	70,980	72,061	70,152
Diluted	73,468	72,580	73,593	72,126

(a)	Current period and current year relates to a milestone payment on the acquired assets from BioControl Medical, Ltd. Prior year consists of initial charge and subsequent purchase accounting adjustments related to the acquired assets from BioControl Medical, Ltd., the acquisitions of Solarant Medical, Inc. and Laserscope, and a milestone payment related to the July 2005 acquisition of Ovion.

(b)	Consists of costs related to the final resolution of an earn out payment on a prior acquisition and the settlement of an intellectual property dispute.

(c)	Consists of fees incurred for bridge financing commitments related to the acquisition of Laserscope.

(d)	Includes the tax effect of each of the above items in each of the periods, and in the prior year also includes the effect of the reinstatement of the research and development tax credit and certain other tax items, the largest of which was the receipt of a $2.4 million tax refund resulting from prior years’ tax audits.

American Medical Systems
February 14, 2008

Outlook
2008 revenue guidance is in the range of $500 million to $520 million, and 2008 earnings per share guidance is in the range of $0.57 to $0.72. This guidance excludes the impact of any unusual non-recurring type charges that could occur in 2008, such as IPRD on milestone payments related to prior acquisitions.
First quarter 2008 revenue guidance is in the range of $116 million to $122 million, and earnings per share is in the range of $0.08 to $0.10.
Given the significant impact of certain items that do not impact current period cash flow, the Company will provide a cash earnings per share guidance in 2008. The Company defines cash earnings per share as adjusted net income from continuing operations excluding the impact of significant non-cash items consisting of amortization of intangibles and amortization of financing costs. Full year 2008 guidance for cash earnings per share is in the range of $0.74 to $0.89. This represents a 21 percent to 46 percent increase over 2007 cash earnings per share of $0.61. Refer to the table attached for a reconciliation of reported net income from continuing operations to non-GAAP cash earnings per share for 2007.
A reconciliation of guided net income per share to non-GAAP cash earnings per share is as follows:

Guided Year 2008
Guided earnings per share	$0.57 – $0.72

Adjustments to guided earnings per share, net of tax:
Amortization of intangibles	0.14
Amortization of financing costs	0.03
Stock based compensation	0.10

Total tax effected adjustments to guided earnings per share	0.27

Guided non-GAAP cash earnings per share	$0.84 – $0.99

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), management provides adjusted net income from continuing operations and adjusted net income from continuing operations per share because management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain adjustments (such as in-process research and development charges, litigation charges, commitment fees on acquisition financing, and income tax adjustments). These adjustments result from facts and circumstances (such as acquisition and business development activities, settlements and other developments relating to litigation and resolution of audits by tax authorities or other non-recurring items) that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income from continuing operations and adjusted net income from continuing operations per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.

American Medical Systems
February 14, 2008

Cash earnings per share is a non-GAAP measure that management believes provides useful supplemental information for management and investors, because it reports the adjusted net income from continuing operations excluding the impact of significant non-cash items consisting of amortization of intangibles, amortization of financing costs and stock based compensation. Management believes cash earnings per share provides a useful measure to determine the health of the business and earnings generated by the business before significant non-cash charges. A reconciliation of net income (loss) from continuing operations, the GAAP measure most directly comparable to cash earnings per share, is provided on the attached schedule.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.
Earnings Call Information
American Medical Systems will host a conference call on Thursday, February 14, 2008 at 5:00 p.m. eastern time to discuss its fourth quarter and full year results for 2007. The Company will provide additional guidance for 2008 on this call. Those without internet access may join the call from within the U.S. by dialing 877-425-3024; outside the U.S., dial 706-758-0293.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and will be available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 310,000 patients in 2007.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls; successful integration of Laserscope into AMS’ business; successfully managing increased debt leverage and related credit facility financial covenants; factors impacting the stock market and share price and its impact on the dilution of convertible securities; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; successful upgrade of its global software system; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient

American Medical Systems
February 14, 2008

acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2006 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Ross Longhini
Executive Vice President and Chief Operating Officer
Interim Chief Executive Officer
952-930-6445
Ross.Longhini@AmericanMedicalSystems.com

American Medical Systems
February 14, 2008

American Medical Systems Holdings, Inc.
Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Net sales	$130,049	$115,412	$463,928	$358,318
Cost of sales	27,667	26,569	105,592	68,872

Gross profit	102,382	88,843	358,336	289,446

Operating expenses
Marketing and selling	46,093	34,556	169,495	123,204
Research and development	11,268	11,028	43,315	33,877
In-process research and development	7,500	4,460	7,500	94,035
General and administrative	11,366	11,736	43,070	34,417
Integration costs	—	1,439	1,103	1,712
Litigation settlement	14,303	—	14,303	—
Amortization of intangibles	4,295	3,594	18,264	12,393

Total operating expenses	94,825	66,813	297,050	299,638

Operating income (loss)	7,557	22,030	61,286	(10,192)

Other (expense) income
Royalty income	364	361	5,028	1,701
Interest income	191	633	1,153	2,754
Interest expense	(9,079)	(9,135)	(37,760)	(18,395)
Amortization of financing costs	(606)	(856)	(3,273)	(8,302)
Other income (expense)	361	(114)	3,071	283

Total other (expense) income	(8,769)	(9,111)	(31,781)	(21,959)

(Loss) income before income taxes	(1,212)	12,919	29,505	(32,151)

Provision for income taxes	3,831	2,246	15,914	11,731

Net (loss) income from continuing operations	(5,043)	10,673	13,591	(43,882)

Loss from discontinued operations, net of tax	—	(4,762)	(691)	(5,435)

Net (loss) income	$(5,043)	$5,911	$12,900	$(49,317)

Net (loss) income per share
Basic net (loss) income from continuing operations	$(0.07)	$0.15	$0.19	$(0.63)
Discontinued operations, net of tax	—	(0.07)	(0.01)	(0.08)

Basic net (loss) income	$(0.07)	$0.08	$0.18	$(0.70)

Diluted net (loss) income from continuing operations	$(0.07)	$0.15	$0.18	$(0.63)
Discontinued operations, net of tax	—	(0.07)	(0.01)	(0.08)

Diluted net (loss) income	$(0.07)	$0.08	$0.18	$(0.70)

Weighted average common shares used in calculation
Basic	72,242	70,980	72,061	70,152
Diluted	72,242	72,580	73,593	70,152

American Medical Systems
February 14, 2008

American Medical Systems Holdings, Inc.
Condensed Balance Sheets
(In thousands)

	December 29, 2007	December 30, 2006
	(Unaudited)
Assets
Current assets
Cash and short-term investments	$35,181	$29,541
Accounts receivable, net	106,457	91,938
Inventories, net	60,707	37,974
Other current assets	23,040	78,715

Total current assets	225,385	238,168

Property, plant and equipment, net	53,126	47,035
Goodwill and intangibles, net	834,267	837,709
Other long-term assets	3,655	4,179

Total assets	$1,116,433	$1,127,091

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$13,364	$15,430
Accrued liabilities and taxes	68,723	87,103

Total current liabilities	82,087	102,533

Debt and other long term liabilities	706,156	743,396

Total liabilities	788,243	845,929

Stockholders’ equity	328,190	281,162

Total liabilities and stockholders’ equity	$1,116,433	$1,127,091

American Medical Systems
February 14, 2008

American Medical Systems Holdings, Inc.
Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Year Ended
	December 29, 2007	December 30, 2006
Cash flows from operating activities
Net income (loss) from continuing operations	$13,591	$(43,882)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including deferred financing costs	30,150	18,820
Non-operating in-process research and development	7,500	94,035
Stock based compensation	12,398	9,830
Other adjustments, including changes in operating assets and liabilities	(15,888)	(4,749)

Net cash provided by operating activities	47,751	74,054

Cash flows from investing activities
Purchase of property, plant and equipment	(14,173)	(21,923)
Purchase or divestiture of business, net of cash acquired	21,335	(745,637)
Purchase of investments in technology	(7,500)	(31,935)
Other cash flows from investing activities	(999)	12,984

Net cash used in investing activities	(1,337)	(786,511)

Cash flows from financing activities
Payments on long term debt	(50,069)	(913)
Proceeds from issuance of convertible notes, net of issuance costs	—	361,185
Proceeds from senior secured credit facility, net of issuance costs	—	352,660
Other cash flows from financing activities	11,045	4,653

Net cash (used in) provided by financing activities	(39,024)	717,585

Cash used in discontinued operations	(691)	(5,435)

Effect of currency exchange rates on cash	(1,706)	(1,527)

Net increase (decrease) in cash and cash equivalents	4,993	(1,834)

Cash and cash equivalents at beginning of period	29,051	30,885

Cash and cash equivalents at end of period	$34,044	$29,051

American Medical Systems
February 14, 2008

American Medical Systems Holdings, Inc.
Selected Sales Information
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Sales
Men’s health	$88,162	$79,856	$314,016	$230,872
Women’s health	41,887	35,556	149,912	127,446

Total	$130,049	$115,412	$463,928	$358,318

Geography
United States	$91,190	$85,190	$334,258	$272,679
International	38,859	30,222	129,670	85,639

Total	$130,049	$115,412	$463,928	$358,318

Percent of total sales
Men’s health	68%	69%	68%	64%
Women’s health	32%	31%	32%	36%

Total	100%	100%	100%	100%

Geography
United States	70%	74%	72%	76%
International	30%	26%	28%	24%

Total	100%	100%	100%	100%

American Medical Systems
February 14, 2008

American Medical Systems Holdings, Inc.
Reconciliation of Reported Net Income from Continuing Operations to Non-GAAP Cash Earnings per Share
(Adjustments are presented on a pre-tax basis)
(Unaudited)
(In millions, except per share data)

Year Ended
December 29,
2007
Net (loss) income from continuing operations, as reported	$13.6

Adjustments to net (loss) income from continuing operations:
In-process research and development (a)	7.5
Litigation settlement (b)	14.3
Amortization of intangibles (c)	18.3
Amortization of financing costs (d)	3.3
Stock based compensation (e)	12.4

Adjustments to net (loss) income from continuing operations	55.8
Tax effect of adjustments to net (loss) income from continuing operations (f)	(16.7)

Total tax effected adjustments to net (loss) income from continuing operations	39.1

Cash earnings	$52.7

Cash earnings per share
Basic	$0.73
Diluted	$0.72

Weighted average common shares used in calculation:
Basic	72,061
Diluted	73,593

(a)	Relates to a milestone payment on the acquired assets from BioControl Medical, Ltd.

(b)	Consists of costs related to the final resolution of an earn out payment on a prior acquisition and the settlement of an intellectual property dispute.

(c)	Consists of amortization of intangible assets, primarily developed and core technology.

(d)	Consists of amortization of financing costs on long-term debt.

(e)	Consists of stock based compensation, in accordance with SFAS 123(R).

(f)	Includes the tax effect of each of the above items.